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                                                                   EXHIBIT 10.75

                          MANAGEMENT SERVICES AGREEMENT


         THIS MANAGEMENT SERVICES AGREEMENT (this "Agreement"), dated as of February 18, 1998, made by and between A.M.G. Medical Inc., a Quebec corporation ("AMG") and Can-Am Care Corporation, a New York corporation ("Can-Am"),

                        W I T N E S S E T H    T H A T:

         WHEREAS, Can-Am is in the business of distributing home health care products for care of diabetes ("Products") and owning and operating assets associated therewith;

         WHEREAS, AMG has heretofore provided purchasing, marketing, shipping, billing and other general management and administrative services to Can-Am;

         WHEREAS, certain individuals, including certain stockholders of AMG, have contemporaneously herewith sold all of the capital stock of Can-Am to Selfcare, Inc. ("Selfcare") or its wholly-owned subsidiary Selfcare Consumer Products, Inc.;

         WHEREAS, Can-Am desires to contract with a professional and dependable organization to obtain the services described below on the terms and subject to the conditions set forth herein; and

         WHEREAS, AMG is capable of providing such services;

         NOW, THEREFORE, in consideration of the premises and mutual covenants and agreements herein contained, the parties hereto covenant and agree as follows:

         SECTION 1. Services to be Provided by AMG. Subject to and in accordance with the terms of this Agreement, Can-Am hereby retains AMG to provide the services set forth on Schedule A (the "Services") and AMG accepts such retention and agrees to provide the Services at substantially the same quality as provided prior to the date hereof.

         SECTION 2. Financial Arrangement.

                  (a) Subject to Section 3, as compensation to AMG for the Services provided hereunder, Can-Am shall pay to AMG (i) a fixed annual fee, as described on Schedule B (the "Fixed Annual Fee"), subject to adjustment as described in Section 3(a), (ii) a variable fee, as described on Schedule B ("Variable Fee"), subject to adjustment as described in Section 3(b), and (iii) all direct expenses of Can-Am, as described on Schedule B (the "Direct Expenses").
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                  (b) An amount representing a portion of the Fixed Annual Fee and the Variable Fee shall be paid by Can-Am within thirty (30) days of receipt of the respective invoice corresponding to such item. The Direct Expenses shall be paid by Can-Am within sixty (60) days of receipt of the invoice for such Direct Expenses. Invoices covering expenses incurred by AMG during the preceding month shall be sent by AMG on a monthly basis. Any amounts not paid within such thirty (30) or sixty (60) day period, as the case may be, shall accrue interest at a rate of twelve percent (12%) per annum.

         SECTION 3. Changes to Fee and Services.

                  (a) Fixed Annual Fee.

                           (i) In the event that Can-Am provides written notice
to AMG requesting an increase, decrease, modification, addition, deletion or other change (a "Change") in the scope, nature or type of Fixed Services, AMG shall use commercially reasonable efforts to provide for such Change, and the parties shall renegotiate the Fixed Annual Fee to reflect such Changes. If the parties cannot agree on an adjusted Fixed Annual Fee within 30 days after the receipt of the written notice by AMG (during which time the then existing Fixed Annual Fee shall apply), Arthur Andersen LLP will review the scope of the Changes and determine the adjusted Fixed Annual Fee to apply from the date of such Changes, which determination will be binding on the parties.

                           (ii) Beginning on January 1, 1999, the Fixed Annual
Fee shall be increased by five percent (5%) at the start of each calendar year, effective January 1.

                  (b) Variable Fee.

                           (i) In the event that Can-Am provides written notice
requesting a Change in the scope, nature or type of Variable Services, the parties shall review such request, AMG shall inform Can-Am whether in the reasonable good faith opinion of AMG such Change will require AMG to hire additional Full-Time Allocated Personnel or to terminate any Full-Time Allocated Personnel, and AMG shall in good faith determine an adjusted Variable Fee which reflects the corresponding changes in its expenses, including any increase or decrease in expenses attributable to the hiring or termination of Full-Time Allocated Personnel. AMG shall use commercially reasonable efforts to provide for the requested Change, provided that the President of Can-Am or his designee, which designee shall be reasonably acceptable to AMG (the "Can-Am Designee"), approves of any fee adjustment and additional hiring of Full-Time Allocated Personnel prior to such Change.

                           (ii) In the event that AMG decides to increase the
salary or other cash compensation of any Full-Time Allocated Personnel or Part-Time Allocated Personnel, AMG shall adjust the Variable Fee to reflect such increase; provided, however, that prior to any such increase that would result in a member of the Full-Time Allocated personnel or Part-Time Allocated Personnel receiving a greater than 5% increase over such person's total annual cash compensation from the previous year, the Can-Am Designee must approve such increase.


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         SECTION 4. Management of Business. Selfcare and Can-Am shall be responsible for the management of Can-Am and AMG shall have no right to participate in the management or control of the business of Can-Am, other than the hiring of Full-Time Allocated Personnel or Part-Time Allocated Personnel as provided herein. All managerial and business decisions, including those involving marketing, advertising and distribution strategies relating to Can-Am products shall be made by Can-Am. The parties hereby agree that AMG's Services under this Agreement are provided at the request of, and for the benefit of, Can-Am in furtherance of Can-Am's business plans. In addition, the hiring or termination of Full-Time Allocated Personnel and Part-Time Allocated Personnel who devote fifty percent (50%) or more of their time to Can-Am matters shall be approved in advance in writing by the Can-Am Designee, which approval shall not be unreasonably withheld or delayed.

         SECTION 5. Indemnity.

                  (a) AMG agrees to indemnify and hold Can-Am harmless against any claims, losses, liabilities, damages, or expenses (including, without limitation, all interest and penalties accruing thereon and all reasonable attorney's fees) ("Losses") resulting from or arising in connection with (i) any breach by AMG of any of its obligations under this Agreement or (ii) any claim made by a third party based upon any act, omission, or neglect by AMG or its employees or other agents in connection with its activities within the scope of this Agreement; provided, that AMG shall not be obligated to indemnify Can-Am for any Losses in excess of an amount equal to the sum of (A) the Fixed Annual Fee for the year such Losses were incurred and (B) that portion of the Variable Fee for the year such Losses were incurred which is attributable to the salaries of the Part-Time Allocated Personnel; and provided, further, that AMG shall have no liability to Can-Am for Losses incurred by Can-Am as a result of any act, omission or neglect by Full-Time Allocated Personnel or Part-Time Allocated Personnel while performing services requested by Can-Am.

                  (b) Can-Am agrees to indemnify and hold AMG harmless against any Losses resulting from or arising in connection with (i) any breach by Can-Am of any of Can-Am's obligations under this Agreement or (ii) any claim made by a third party based upon any act, omission, or neglect by Can-Am or its employees or other agents in connection with their activities within the scope of this Agreement, or by the employees or other agents of AMG acting under the direction of Can-Am.


         SECTION 6. Confidentiality. AMG and Can-Am agree that all information made available to the other party in connection with this Agreement that is not generally ascertainable from public or published information or trade sources will be maintained in the strictest confidence by the party receiving such information and that none of the information that is provided to the other party will be disclosed to persons other than Can-Am or its employees or the employees of AMG, without first obtaining written permission for said disclosure from the other party; provided, however, that the party receiving such information and its respective representatives may provide such documents and other papers and information in response to legal, judicial or administrative process or applicable


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governmental, regulatory or administrative statutes, laws, ordinances, codes, rules, regulations or orders, but only that portion of the documents and other papers and information which is legally required to be furnished, and provided, further, that such party notifies the other party of any such obligation to provide any such document or other papers or information prior to such disclosure and fully cooperates with such other party to protect the confidentiality of such documents and other papers and information under applicable law.

         SECTION 7. Access to Records. AMG and Can-Am shall provide each other with access to records relating to all services provided. Upon termination of this Agreement, AMG and Can-Am agree to maintain the originals of all records intact for at least five (5) years, and any longer period required by applicable law, and that same shall be available to the other party for such reasonable purposes as may arise during the five (5) years or longer period referred to herein.

         SECTION 8. Insurance. AMG shall maintain general liability insurance in the manner and to the extent necessary for businesses of like nature to maintain against such risks and pursuant to such terms (including deductible items) as are customary for such businesses.

         SECTION 9. Term and Termination.

                  (a) Initial and Renewal Terms. This Agreement shall remain in force for an initial term of five (5) years from the date hereof and shall be automatically renewed, without any further action by AMG or Can-Am, for successive one (1) year terms following the expiration of the original five (5) year period; subject, however, to earlier termination pursuant to Section 9(b) hereof.

                  (b) Termination. This Agreement may be terminated on the first to occur of the following:

                           (i) Termination by Agreement. In the event Can-Am and
AMG shall mutually agree in writing, this Agreement may be terminated on the terms and date stipulated therein.

                           (ii) Termination on Notice of Default. In the event
either party shall give written notice to the other that such other party has substantially defaulted in the performance of any obligation under this Agreement, and such default shall not have been cured within forty-five (45) days following of such notice by certified mail, the party giving such notice shall have the right to immediately terminate this Agreement.

                           (iii) Termination by Notice. In the event that after
four (4) years, AMG or Can-Am shall give at least one year's prior written notice to the other that it has elected to terminate this Agreement.

                           (iv) Termination Due to Termination of Supply
Agreement. In the event that the Supply Agreement dated as of even date herewith, made by and between AMG and Can-Am shall be terminated for any reason, AMG and Can-Am shall each have the right to terminate this Agreement.


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                  (c) Effects of Termination. Upon termination of this
Agreement, pursuant to Section 9(b), neither party shall have any further obligation hereunder except for (i) obligations accruing prior to the date of termination and (ii) obligations, promises, or covenants contained herein which by their nature extend beyond the term of this Agreement, including confidentiality of information, indemnities, and the obligations of the parties under Section 7 hereof.

         SECTION 10. Miscellaneous.

                  (a) Agreement. This Agreement supercedes all other prior or contemporaneous agreements and understandings, both written and oral, between the parties with respect to the subject matter hereof.

                  (b) Amendments and Supplements. This Agreement may not be amended, supplemented or discharged, and no provision hereof may be modified or waived, except by an instrument in writing signed by both parties.

                  (c) No Waiver. No provision hereof may be waived, except by an instrument in writing signed by the party waiving compliance. The failure of any party hereto to enforce at any time any of the provisions of this Agreement shall in no way be construed to be a waiver of any such provision, nor in any way to affect the validity of this Agreement or any part hereof or the right of such party thereafter to enforce each and every such provision. No waiver of any breach of or non-compliance with this Agreement shall be held to be a waiver of any other or subsequent breach or non-compliance. The rights and remedies herein provided are cumulative and are not exclusive of any rights or remedies that any party may otherwise have at law or in equity.

                  (d) Successors and Assigns. Neither this Agreement nor any rights or obligations hereunder are assignable by either party without the prior written consent of the other party; provided, that either party may assign this Agreement and the rights and obligations hereunder to any third party who merges or consolidates with such party or purchases or otherwise acquires all or substantially all of such party's assets.

                  (e) Notices. All notices, consents, approvals, directions and instructions required or permitted under this Agreement shall be effective when received and shall be given in writing and delivered either by hand or by registered or certified mail, postage prepaid, or by telecopier, and addressed as follows:

         If to AMG:

                  A.M.G. Medical, Inc.
                  8505 Dalton
                  Montreal, Quebec, Canada
                  H4T 1V5
                  Attention:  Benjamin Topor
                  Facsimile:  (514) 737-6572


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         with a copy to:

                  Schulte Roth & Zabel LLP
                  900 Third Avenue
                  New York, New York 10022
                  Attention: Stuart D. Freedman, Esq.
                  Facsimile: (212) 593-5955

         If to Can-Am:

                  c/o Selfcare, Inc.
                  200 Prospect Street
                  Waltham, MA 02154
                  Attention: Ron Zwanziger, Chairman and Chief Executive Officer
                  Facsimile: (617) 647-3939

         with a copy to:

                  Foley, Hoag & Eliot LLP
                  One Post Office Square
                  Boston, MA 02109
                  Attention: John D. Patterson, Jr., Esq.
                  Facsimile: (617) 832-7000

                  (f) Governing Law. This Agreement shall be governed by and construed and enforced in accordance with the law (other than the law governing conflict of law questions) of the state of New York except to the extent the laws of any other jurisdiction are mandatorily applicable.

                  (g) Severability. Any provision hereof which may prove invalid or unenforceable under any law shall not affect the validity or enforceability of any other provision hereof.

                  (h) Construction of Agreement. A reference to a Section shall mean a Section in this Agreement unless otherwise expressly stated. The titles and headings herein are for reference purposes only and shall not in any manner limit the construction of this Agreement which shall be considered as a whole. The words "include," "includes" and "including" when used herein shall be deemed in each case to be followed by the words "without limitation".

                  (i) Relationship of Parties. The relationship between the parties established by this Agreement is solely that of seller and buyer. AMG is an independent contractor with respect to Can-Am and not a servant, or employee thereof or joint venturer therewith.

                  (j) Counterparts. This Agreement may be executed in several counterparts, each of which shall be deemed an original, but all of which shall constitute one and the same instrument.


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         IN WITNESS WHEREOF, the parties have caused this Services Agreement to be duly executed as a sealed instrument as of the day and year first above written.

                                            A.M.G. MEDICAL INC.


                                            By: ________________________________
                                                Name:  Benjamin Topor
                                                Title: Vice President


                                            CAN-AM CARE CORPORATION


                                            By: ________________________________
                                                Name:   Robert Oringer
                                                Title:  President


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